Exhibit 10.3

Exclusive Option Agreement

PARTY A

Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

And

PARTY B

Zhou Jian

&

Zhou Dengrong

And

PARTY C

Xianning Xiangtian Energy Holding Group Co., Ltd.

September 30, 2018

Exclusive Option Agreement

This Exclusive Option Agreement (the “Agreement”) is executed on [         ] 2018 in the People’s Republic of China (the “PRC”, not inclusive of Hong Kong Special Administrative Region (“HKSAR”), Macao Special Administrative Region, and Taiwan Region for the purpose of this Agreement) among:

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (“Xiangtian Shenzhen”), a validly existing wholly foreign owned enterprise established under the laws of the PRC

Registered Address: No. 2206, Jinlong Plaza, Caiwuwei, Hongbao Road, Luohu District, Shenzhen, China. Postal Code: 518000

Legal Representative: Zhou Jian

Tel: 0755-22954269

Fax: 0755-22954269

Party B:

Zhou Jian, a citizen of the PRC,

ID No.: 42232319771028075x

Address: No. 467, Building 21, Huangjingling Road, Lushuihu, Chibi City, Hubei Province.

Tel: 15997922222

Fax: 010-58412836

And

Zhou Dengrong, a citizen of the PRC,

ID No.: 42232319510712071x

Address: No. 467, Building 433, Huangjingling Road, Lushuihu, Chibi City, Hubei Province.

Tel: 13361411111

Fax: 010-58412836-8228

1

Party C: Xianning Xiangtian Energy Holding Group Co., Ltd., a validly existing limited liability company established under the laws of the PRC.

Registered Address: Fuqiao Village, Henggouqiao Town, Xianning City

Legal Representative: Zhou Denghua

Tel:

Fax:

(Party A, Party B and Party C collectively, referred to as “Parties” and individually, as “Any Party” or “Each Party”.)

In respect of Party A’s purchase of the equity interest of Party C held by Party B, the Parties hereto upon friendly negotiation agree as follows:

1	Target Equity

1.1	Party B are the existing registered shareholders of Party C, and lawfully own all of the equity interests in Party C.

1.2	Whereas Party A has paid RMB 1 to Party B as the consideration, and Party B confirms receipt and believes that the consideration is sufficient, Party B hereby jointly and severally agree to grant exclusively to Party A an irrevocable and unconditional option and Party A accepts such unconditional option (the “Option”), under which Party A shall, subject to the PRC law, be entitled to require Party B to transfer the equity interest they own in Party C (the “Target Equity”), in whole or in part, to Party A or its designated entity or individual in such methods as set forth herein in accordance with Party A’s requirements under the following circumstances:

1.2.1	Party A can legally own all or part of the Target Equity under the PRC Laws; or

1.2.2	Other circumstances deemed as proper or necessary by Party A.

1.3	All the Parties agree that Party A shall have the right to exercise its Option to purchase, in whole or in part, the Target Equity without any limit to the times of such exercise.

1.4	All the Parties agree that Party A may designate any third party to acquire the Target Equity in whole or in part and Party B shall not object and shall transfer the Target Equity in whole or in part to such third party.

2

1.5	Prior to the transfer of the Target Equity to Party A according to this Agreement, Party B shall not transfer the Target Equity without the Party A’s prior consent in written.

1.6	Party C hereby agrees that Party B grant such Option to Party A according to this Article 1 and other provisions hereunder.

2	Procedures

2.1	Subject to the terms and conditions hereof, to the extent permissible by PRC Laws, Party A shall determine the timing, method and times of its exercise of Option in its absolute and sole discretion.

2.2	When signing this Agreement, Party B shall also execute the Equity Transfer Agreement in the format set forth in APPENDIX 1 attached hereto and the Agreement Letter according to APPENDIX 2 attached hereto, and submits the said two documents to Party A for safekeeping.

2.3	If Party A decides to acquire the Target Equity pursuant to hereinabove, it shall send written notice to Party B which specifies the proportion of the Target Equity to be acquired and identifies the transferee. Party B and Party C shall furnish with all materials, documents necessary and promptly convene a shareholders meeting and approve the transfer for the registration of said equity transfer within 7 days after the date of Party A’s notice.

2.4	Except for the notice obligation provided in Article 2.2 of this Agreement, there shall be no other prerequisite, incidental conditions or procedures as to Party A’s option right to purchase the Target Equity.

3	Transfer Price

3.1	The total transfer price for the Target Equity shall be the lowest price allowable under the PRC Laws at the time of said transfer. If the Target Equity is transferred in installments, the due transfer price for one installment shall be determined in the proportion of Target Equity under said transfer.

3

3.2	All the taxes, fees and expenses arising from the transfer of the Target Equity shall be the sole responsibility of the Party incurred to in accordance with the PRC Laws.

4	Appendices

4.1	In the event that at the time of the Target Equity transfer, there is a need to amend the ‘Equity Transfer Agreement” set forth in APPENDIX 1 attached hereto pursuant to then effective PRC Laws, the Parties shall make the said amendment in good faith in compliance with PRC Laws and regulations.

4.2	The appendices are integral parts of this Agreement and have the same legal effects as the other parts of the Agreement.

5	Confidentiality

The Parties agree to take every possible measure to keep confidential of the relevant data and information (the “Confidential Information”) confidential they have knowledge of or access to hereunder. Without prior written consent of the relevant Party, no Confidential Information shall be disclosed, given or transferred to the third party. Once this Agreement terminates, the Parties shall return the documents, materials and/or software carrying Confidential Information to the original owner or destroy them as required. The Parties shall also remove the Confidential Information from any memory device and shall never use it again. The Parties shall take necessary measures to ensure that the Confidential Information to be disclosed to the staff, agents and consultants so far as is necessary for performing their duties and urge these personnel to comply with the obligations as to confidentiality under this Agreement.

The Confidential Information herein refers to any relevant contracts, agreements, memorandum of understanding, appendices, drafts or notes (including this Agreement) for the purpose of this Agreement, as well as any form of trade secrets, exclusive information and other data and information that Any Party, their clients, customers, consultants, sub-licensee or affiliated enterprises have taken measures to keep confidential. The Confidential Information includes but is not limited to oral or written materials, Any Party’s software, web catalogue, business plans and conceptions, product development, invention, service design, creative design, graphics, texts, audio, video, multi-media information, client data, market data, financial data, R&D information as well as intellectual or industrial property in relation to this Agreement owned by Any Party, including those information deemed or taken confidential by Any Party, its clients, customers, consultants, sub-licensee or affiliated enterprises.

4

The above-mentioned restrictions do not apply in the following situations:

(1)	When being disclosed, the data has already been available to general public;

(2)	The data has been available to the general public other than by Either Party’s disclosure with fault;

(3)	Any Party can prove that the data is available to it prior to the disclosure to such Party which is not obtained from other parties directly or indirectly;

(4)	Any Party is exempted from confidentiality obligation from disclosure of the Confidential Information to governing administrative authorities, stock exchange institutions required and in accordance with compulsory laws of PRC, or disclosures directly to its legal counsels and financial advisers as required by law or demanded in normal business operation.

6	Statements and Warranties

6.1	For the purpose of this Agreement and for the benefit of Party B and Party C, Party A makes the following statements and warranties:

6.3.1	Party A is a validly existing and independent legal person established in accordance with the laws and has the ability to bear civil liabilities.

6.3.2	The person who signs this Agreement on behalf of Party A has irrevocable legal and complete authorization from Party A. Party A must not hold against Party A in terms of this Agreement in the excuse of unauthorized agency, agency in excess of authority or any other defects in authorization. The signing of this Agreement is not against any governing laws and binding contracts, and all consents and approvals have or shall be obtained from the third party or governmental authorities for the signing of this Agreement.

5

6.2	For the purpose of this Agreement and for the benefit of Party A and Party C, Party B make the following statements and warranties:

6.2.1	Party B are citizens of the PRC and have the ability to bear civil liabilities.

6.2.2	Party B jointly and severally warrant that within the validity period of this Agreement, it will not sign identical or similar agreements with any third party.

6.2.3	The persons who sign this Agreement on behalf of Party B have irrevocable legal and complete authorization from Party B. Party B must not hold against Party A in terms of this Agreement in the excuse of unauthorized agency, agency in excess of authority or any other defects in authorization.

6.2.4	Party B shall not transfer, sell or pledge its shares of Party C without to prior written consent of Party A. No encumbrance may be placed on Party C's equity interests.

6.3	For the purpose of this Agreement and for the benefit of Party A and Party B, Party C makes the following statements and warranties:

6.3.1	Party C is a validly existing and independent legal person established in accordance with the laws of the P.R.C and has the ability to bear civil liabilities.

6.3.2	Party C warrants that within the validity period of this Agreement, it will not sign identical or similar agreements with any third party.

6.3.3	The person who signs this Agreement on behalf of Party C has irrevocable legal and complete authorization from Party C. Party C must not hold against Party A in terms of this Agreement in the excuse of unauthorized agency, agency in excess of authority or any other defects in authorization.

6.3.4	Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners; Without the prior written consent of Party A, they shall not at any time following the date hereof, sell any material assets or beneficial interest of Party C.

6

6.3.5	They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

6.3.6	Without the prior written consent of Party A, Party C shall not perform the following matters: sign a major contract (total amount exceeding RMB 100,000), except for contracts in the normal course of business; provide loans or credits to anyone; distribute dividends, but, if Party A requires,Party C shall immediately distribute all of its distributable profits to shareholders; replace the directors required or appointed by Party C;

6.3.7	Whereas Party C has any litigation, arbitration and administrative procedures, Party C shall promptly notify Party A; Party C shall appoint any person requested or appointed by Party A to act as director of Party C.

If Any Party breaches the statements and warranties set forth above and the breach leads to invalidity or weakening of the validity of this Agreement or incurs other damage to the other Party, it shall pay compensation with full coverage of the loss to the damage-suffering Party.

7	Liability for Breach of this Agreement

7.1	Any Party which breaches this Agreement shall pay compensation to the performing Party on its incurred loss.

7

7.2	Any Party’s waiver to claim on other Party’s breach of this Agreement is valid only in written form. No failure or delay of Any Party on exercising any right or claim on remedy provided hereunder shall constitute a waiver of such rights. Partial exercise of the rights to claim or remedy shall not prevent such Party from exercising other rights and remedy.

8	Force Majeure

8.1	Force majeure under this Agreement refers to war, fire, earthquake, flood, storm, blizzard and other natural disasters; or other events that are unpredictable, irresistible and unavoidable by Both Parties when this Agreement is signed.

8.2	The affected Party shall not be held liable for any delay or failure in performing any or all of its obligations due to the event of Force Majeure. However, Both Parties shall proceed with their performance of obligations immediately after the cease of the event of Force Majeure or elimination of the effects. If effects of Force Majeure make the fulfillment of this Agreement impossible or unnecessary, Two Parties shall settle the problem through friendly consultation.

8.3	If Force Majeure influences the performance of this Agreement, the affected Party shall notify the other Party of the occurrence of Force Majeure events by telegraph, fax or other electronic forms immediately and submit a written proof thereof within five (5) working days after its occurrence.

9	Notification and Delivery

9.1	Any notice or message between Two Parties shall be sent in written form by fax, personal delivery (including Express Mail Service) or registered airmail to the addresses listed at the beginning of this Agreement.

9.2	Unless otherwise specified herein, when notices or messages are submitted in person, the notices or messages shall be deemed received upon delivery. Notification by prepaid mail shall be deemed received by seven (7) days of delivery. When notices or messages are sent by cable or fax, the notices or messages shall be deemed received at the moment of sending. When by telegraph, the notices or messages shall be deemed received by twenty-four (24) hours of delivery.

8

10	Dispute Settlement

10.1	The conclusion, validity, interpretation, performance, amendment and termination of this Agreement as well as the settlement of disputes, etc. shall be governed by the laws of the PRC.

10.2	The disputes in connection with the performance of this Agreement shall be settled by Both Parties through friendly consultation. In case no settlement is reached through such consultation, the disputes shall be submitted to China International Economic and Trade Arbitration Commission located in Beijing and settled in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

11	Effectiveness of the Agreement and Miscellaneous

11.1	Issues that are not covered by this Agreement can be decided through consultation for supplementation among authorized representatives of the Parties. Any amendment or supplements shall be made in written form.

11.2	Unless otherwise specified, the “day” in this Agreement refers to the calendar day and the “working day” in this Agreement means the days of regular operation of the PRC’s commercial banks.

11.3	Article 5, Article 7 and Article 10 remain effective irrespective of the termination or rescission of this Agreement.

11.4	Party B not shall transfer its rights or obligations under this Agreement, partially or wholly, to the third party without the prior written consent of the other Party.

11.5	Invalidity of any provision of this Agreement shall not influence the validity of other unrelated provisions hereunder.

11.6	This Agreement shall be executed in four counterparts, one for Each Party, effective as of the date when signed.

11.7	This Agreement is made in Chinese language. Chinese version shall prevail. Versions in other languages are for reference purpose only.

(No text below.)

[English Translation for Reference Only]

9

SIGNATURE PAGE

 Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (Seal)

[Corporate seal affixed herein]

Signature:	/s/ Zhou Jian

Title: Legal Representative

Party B: Zhou Jian

Signature:	/s/Zhou Jian

Party B: Zhou Dengrong

Signature:	/s/ Zhou Dengrong

Party C: Xianning Xiangtian Energy Holding Group Co., Ltd. (Seal)

[Corporate seal affixed herein]

Signature:	/s/ Zhou Dengrong

Title: Legal Representative

[English Translation for Reference Only]

10

APPENDIX 1

Equity Transfer Agreement

This Equity Transfer Agreement (“Agreement”) is entered into in the PRC by:

Transferor: Zhou Jian

Transferee:

NOW, the Parties agree as follows concerning the equity interest transfer:

1.	The transferor agrees to transfer to the transferee 97 % of equity in Xianning Xiangtian Energy Holding Group Co., Ltd. held by the transferor, and the transferee agrees to accept said equity.

2.	After the closing of equity transfer, the transferor shall not have any rights and obligations as a shareholder of Xianning Xiangtian Energy Holding Group Co., Ltd. and the transferee shall have such rights and obligations as a shareholder of Xianning Xiangtian Energy Holding Group Co., Ltd.

3.	Any issues not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.	This Agreement shall be effective from the signing day.

5.	This Agreement is executed in four copies, one of which shall be held by each Party. The rest copies are made for the purpose of registration of such transfer.

Transferor:		Transferee:

Signature:	/s/ Zhou Jian	Signature:

Date: September 30, 2018		Date:

[English Translation for Reference Purpose Only]

11

Equity Transfer Agreement

This Equity Transfer Agreement (“Agreement”) is entered into in the PRC by:

Transferor: Zhou Dengrong

Transferee:

NOW, the Parties agree as follows concerning the equity interest transfer:

1.	The transferor agrees to transfer to the transferee 3 % of equity in Xianning Xiangtian Energy Holding Group Co., Ltd. held by the transferor, and the transferee agrees to accept said equity.

2.	After the closing of equity transfer, the transferor shall not have any rights and obligations as a shareholder of Xianning Xiangtian Energy Holding Group Co., Ltd. and the transferee shall have such rights and obligations as a shareholder of Xianning Xiangtian Energy Holding Group Co., Ltd.

3.	Any issues not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.	This Agreement shall be effective from the signing day.

5.	This Agreement is executed in four copies, one of which shall be held by each Party. The rest copies are made for the purpose of registration of such transfer.

Transferor:		Transferee:

Signature:	/s/ Zhou Dengrong	Signature:

Date: September 30, 2018		Date:

[English Translation for Reference Purpose Only]

12

APPENDIX 2

Agreement Letter

To: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

I, Zhou Jian, as a shareholder of Xianning Xiangtian Energy Holding Group Co., Ltd., hereby agree and confirm as follows:

1.	I agree that other shareholders of Xianning Xiangtian Energy Holding Group Co., Ltd. (the “other shareholders”) may transfer equity of Xianning Xiangtian Energy Holding Group Co., Ltd. held by them to Luck Sky (Shen Zhen) Aerodynamic Electricity Limited or the third party it designates.

2.	I agree to waive my preemptive right when the other shareholders transfer the equity of Xianning Xiangtian Energy Holding Group Co., Ltd. held by them to Luck Sky (Shen Zhen) Aerodynamic Electricity Limited or the third party it designates.

3.	I agree to sign or provide necessary documents for the purpose of registering said transfer when the other shareholders transfer their equity of Xianning Xiangtian Energy Holding Group Co., Ltd. to Luck Sky (Shen Zhen) Aerodynamic Electricity Limited or the third party it designates.

This Agreement Letter shall be effective from the signing date.

Signature:	/s/ Zhou Jian

[NAME]

Date: September 30, 2018

[English Translation for Reference Purpose Only]

13

To: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

I, Zhou Dengrong, as a shareholder of Xianning Xiangtian Energy Holding Group Co., Ltd., hereby agree and confirm as follows:

4.	I agree that other shareholders of Xianning Xiangtian Energy Holding Group Co., Ltd. (the “other shareholders”) may transfer equity of Xianning Xiangtian Energy Holding Group Co., Ltd. held by them to Luck Sky (Shen Zhen) Aerodynamic Electricity Limited or the third party it designates.

5.	I agree to waive my preemptive right when the other shareholders transfer the equity of Xianning Xiangtian Energy Holding Group Co., Ltd. held by them to Luck Sky (Shen Zhen) Aerodynamic Electricity Limited or the third party it designates.

6.	I agree to sign or provide necessary documents for the purpose of registering said transfer when the other shareholders transfer their equity of Xianning Xiangtian Energy Holding Group Co., Ltd. to Luck Sky (Shen Zhen) Aerodynamic Electricity Limited or the third party it designates.

This Agreement Letter shall be effective from the signing date.

Signature:	/s/ Zhou Dengrong

[NAME]

Date: September 30, 2018

[English Translation for Reference Purpose Only]

14